Exhibit 23.2
CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated August 11, 2010, with respect to the consolidated and combined financial statements of Imperial Holdings, LLC contained in the Registration Statement and Prospectus on Amendment No. 9 to Form S-1 (File No. 333-168785). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP
Fort Lauderdale, Florida
January 18, 2011